SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2005

Date of Report

(Date of earliest event reported)

HouseValues, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-51032	91-1982679
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of Principal Executive Offices, including Zip Code)

(425) 952-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2005, the Compensation Committee of the Board of Directors of HouseValues, Inc (the “Company”) approved a 2005 Executive Officer Bonus Program (the “Program”), in which each of the Company’s executive officers is eligible to participate. Under the Program, bonuses granted to executive officers are determined by the Compensation Committee based upon both qualitative and quantitative factors. The aggregate amount that will actually become available for bonuses under the Program is determined based on the Company’s performance with respect to certain 2005 EBITDA and revenue targets. Once the aggregate amount payable under the Program, if any, is determined, each executive officer is eligible for a maximum bonus based on a percentage of base salary that the Compensation Committee has individually set for that executive officer. The actual bonus paid is then determined based on the executive officer’s performance as measured against his or her objectives for the year, not to exceed his or her maximum bonus percentage.

On May 10, 2005, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved a new compensation plan for its non-employee directors, effective July 1, 2005. Under the new plan, each non-employee director of the Company will be entitled to receive cash remuneration as follows: non-employee directors will receive an annual retainer of $12,000 ($22,000 for the Chair of the Audit Committee, $16,000 for the Chair of the Compensation Committee and $13,000 for the Chair of the Nominating and Corporate Governance Committee), paid in quarterly installments, in addition to a fee of $1,000 for each Board meeting attended in person and $250 for participation in a telephonic Board meeting. Non-employee Board committee members will also receive $500 for each committee meeting attended in person and $250 for participating in each telephonic committee meeting. The Company anticipates that director compensation will consist of an additional equity component to be determined at a later date.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 10, 2005, the Company’s Board of Directors appointed Clayton W. Lewis, 45, as President of the Company, effective immediately. Ian Morris, who previously held the position of President in addition to the position of Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer and a member of the Board of Directors. Mr. Lewis will also continue to serve as the Company’s Chief Operating Officer, a position he has held since September 2004. Prior to joining the Company, Mr. Lewis served in a variety of positions at Onvia.com, including serving as its President and Chief Operating Officer from December 2001 to September 2004, Vice President of Marketing from August 2000 to December 2001, Vice President of Business Affiliations from July 1999 to July 2000 and Director of Business Development from March 1999 to June 1999.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HouseValues, Inc.

	By	/s/ Gregg I. Eskenazi
Dated: May 13, 2005		Gregg I. Eskenazi General Counsel and Secretary